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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of WellPoint Health Networks Inc. of our report dated February 7, 2001, relating to the financial statements, which appears in the RightCHOICE Managed Care Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP

St. Louis, Missouri
November 12, 2001